Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

White River Energy Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	Other (2)	42,253,521	$0.90 (2)	$38,028,168.90	$110.20 per $1,000,000	$4,190.70
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	Other (3)	4,757,815	$0.90 (3)	$4,281,134.40	$110.20 per $1,000,000	$471.78
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (4)	Other (4)	9,513,632	$0.90 (4)	$8,562,268.80	$110.20 per $1,000,000	$943.56
Fees to Be Paid	Equity	Warrants to Purchase Common Stock	Other (5)	9,513,632	$1.00 (5)	$9,513,632.00	$110.20 per $1,000,000	$1,048.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$60,385,204.10	$6,654.45
	Total Fees Previously Paid (6)						$6,654.45
	Total Fee Offsets						-
	Net Fee Due						-

(1) Consists of (i) Spin-Off Shares issuable to and distributable by Ecoark Holdings, Inc. in connection with the conversion of the Series A Convertible Preferred Stock held by Ecoark and the subsequent spin-off of the Spin-Off Shares underlying the Series A; (ii) shares of common stock underlying PIPE Securities, namely Series C Convertible Preferred Stock and Warrants representing 200% warrant coverage; and/or (iii) the Warrants themselves. Capitalized terms used herein have the meanings set forth in Prospectus which forms of the Registration Statement with which this Filing Fees Table is filed as Exhibit 107. The Company’s common stock will be issued to the Selling Stockholders upon conversion of Series C at a conversion price which may be lower (and thereby the number of shares of common stock issuable upon the conversion of the Series C may be higher) depending on the PIPE Securities Formula. The number of shares of common stock issuable upon exercise price may also be increased based on the PIPE Securities Formula. Represents the maximum number of shares of common stock offered by the Selling Stockholders named in the Registration Statement. Also includes such indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, including, but not limited to, as a result of the anti-dilution provisions contained in the securities.

(2) Pursuant to Rule 457(f)(1) under the Securities Act of 1933, and solely for the propose of calculating the registration fee, the fee for the Spin-Off is based on the estimated market value of the Spin-Off Shares as specified under Rule 457(c), which reflects the average of the high and low sale prices of the shares of common stock as of December 5, 2022, as reported on the OTCQB.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon conversion of Series C is estimated to be $0.90, which is the average of the high and low sale prices of the shares of common stock as of December 5, 2022, as reported on the OTCQB.

(4) Pursuant to Rule 457(g) under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the common stock issuable upon exercise of the warrants exercisable at $1.00 per share, estimated based upon the higher of (a) the exercise price of such warrants, and (b) $0.90, which is the average of the high and low sale prices of the shares of common stock as of December 5, 2022, as reported on the OTCQB.

(5) Pursuant to Rule 457(i), the registration fee paid by the Company in connection with the Warrants includes the sale by the Selling Stockholders of the Warrants, and the subsequent exercise thereof.

(6) Fees totaling $8,078.43 were previously paid in connection with the Company’s initial filing of the Registration Statement on December 7, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date